Exhibit 10.1

SECOND AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT, dated as of May 15, 2002 (this “Amendment”), is entered into by and among Arch Chemicals Receivables Corp., a Delaware corporation ( the “Seller”) as seller, Arch Chemicals, Inc., a Virginia corporation (“Arch”), as initial servicer, Blue Ridge Asset Funding Corporation, a Delaware corporation (“Blue Ridge”), as purchaser and Wachovia Bank, National Association (f/k/a Wachovia Bank, N.A.), a national banking association (“Wachovia”) as Agent. Capitalized terms used and not otherwise defined herein are used as defined in the Agreement.

WHEREAS, the Seller, Arch, Blue Ridge and Wachovia entered into that certain Receivables Purchase Agreement, dated as of March 19, 2002 (as amended to the date hereof, the “Agreement”);

WHEREAS, the parties hereto desire to amend the Agreement in certain respects as provided herein;

NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.    Amendments to the Agreement.

(a)  The definition of “Eligible Receivable” is hereby amended by deleting the word “and” at the end of clause (xix), by inserting the word “and” after the semi-colon at the end of clause (xx) and adding the following additional clause (xxi):

“(xxi) which is not an Ineligible Receivable”

(b)  The definition of “Default Ratio” is hereby amended by deleting such definition and substituting in its place the following:

“Default Ratio: As of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (1) the total amount of Receivables (other than Ineligible Receivables) which became Defaulted Receivables during the Calculation Period that includes such Cut-Off Date, by (2) the aggregate sale s generated by an Originator during the Calculation Period occurring six (6) months prior to the Calculation Period ending on such Cut-Off Date.”

(c)  The definition of “Delinquency Ratio” is hereby amended by deleting such definition and substituting in it s place the following:

“Delinquency Ratio: At any time, a percentage equal to (1) the aggregate Outstanding Balance of all Receivables (other than Ineligible Receivables) that were Delinquent Receivables at such time divided by (2) the aggregate Outstanding Balance of all Receivables (other than Ineligible Receivables) at such time.”

(d)  The definition of “Dilution Ratio” is hereby amended by deleting such definition and substituting in its place the following:

“Dilution Ratio: As of any Cut-Off Date, a ratio (expressed as a percentage), computed by dividing (1) the total amount of decreases in Outstanding Balances of all Receivables (other than Ineligible Receivables) due to Dilutions during the two previous Calculation Periods ending on such Cut-Off Date, by (2) the aggregate sales generated by an Originator during the second preceding Calculation Period ending on such Cut-Off Date.”

(e)  The following definition of “Ineligible Receivable” is hereby added in alphabetical order:

“Ineligible Receivable: Any Receivable the Obligor of which is Chemical Sales & Service Co., Inc., George S. Coyne Chemical Co., Baleco International, Inc., Excel Garden Products or Pennington Seed, Inc. (subsidiary of Central Garden & Pet Company) or any of their respective affiliates, successors or assigns.”

SECTION 2.    Amended Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, the Agreement shall remain in full force and effect. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Agreement, as amended by this Amendment, as though such terms and conditions were set forth herein.

SECTION 3.    Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

(b)  The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)  This Amendment may not be amended or otherwise modified except as provided in the Agreement.

(d)  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ARCH CHEMICALS RECEIVABLES CORP.

By:	/S/ W. PAUL BUSH
Name: W. Paul Bush
Title: Treasurer

Address: US Mail: c/o Arch Chemicals, Inc. 501 Merritt 7 P.O. Box 5204 Norwalk, CT 06856-5204

Hand Delivery: c/o Arch Chemicals, Inc. 501 Merritt 7 Norwalk, CT 06851

Attention: Corporate Secretary Phone: (203) 229-2900 Fax: (203) 229-2713

ARCH CHEMICALS, INC.

By:	/S/ W. PAUL BUSH
Name: W. Paul Bush
Title: Treasurer

Address: US Mail: 501 Merritt 7 P.O. Box 5204 Norwalk, CT 06856-5204

Hand Delivery: 501 Merritt 7 Norwalk, CT 06851

Attention: Corporate Secretary Phone: (203) 229-2900 Fax: (203) 229-2713

BLUE RIDGE ASSET FUNDING CORPORATION

By:	Wachovia Bank, National Association, as Attorney-in-Fact

By:	/S/ ELIZABETH R. WAGNER
Name: Elizabeth R. Wagner
Title: Director

Address: c/o Wachovia Bank, National Association, as Administrative Agent 100 North Main Street Winston-Salem, NC 27150 Telephone: (336) 735-6097 Fax: (336) 735-6099

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Liquidity Bank and as Agent

By:	/S/ RICHARD A. OGLESBY, JR.
Name: Richard A. Oglesby, Jr.
Title: Senior Vice President – Group Executive

Address: 191 Peachtree Street, N.E., GA-8047 Atlanta, Georgia 30303 Telephone: (404) 332-1398 Fax: (404) 332-5152

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